Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-180639 on Form S-3 and Registration Statement Nos. 333-167016 and 333-122934 on Form S-8 of our reports dated February 27, 2014 relating to the consolidated financial statements of WEX Inc. and the effectiveness of WEX Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of WEX Inc. for the year ended December 31, 2013.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 27, 2014